Exhibit 99.1

FOR IMMEDIATE RELEASE

FNCB Bancorp, Inc. Announces Second Quarter 2023 Results

Dunmore, Pa., July 28, 2023/Globe Newswire/—FNCB Bancorp, Inc. (NASDAQ: FNCB; www.fncb.com), the parent company of Dunmore-based FNCB Bank (the “Bank”), (collectively, "FNCB") today reported net income of $2.8 million, or $0.14 per basic and diluted share, for the three months ended June 30, 2023, a decrease of $2.9 million, or 51.1%, compared to $5.7 million, or $0.29 per share for the same period of 2022. Lower net interest income and non-interest income, coupled with an increase in the provision for credit losses, were the primary factors leading to the reduction in second quarter 2023 earnings. For the six months, ended June 30, 2023, net income totaled $5.5 million, or $0.28 per basic and diluted share, a decrease of $4.6 million, or 45.8%, from $10.1 million, or $0.51 per basic and diluted share, for the same six months of 2022.

For the three and six months ended June 30, 2023, the annualized return on average assets was 0.63% and 0.62%, respectively, compared to 1.37% and 1.23%, respectively, for the same period of 2022. The annualized return on average equity was 8.89% and 8.87%, respectively, for the three and six months ended June 30, 2023, compared to 17.57% and 14.18%, respectively, for the comparable periods of 2022. FNCB declared and paid dividends to shareholders of common stock of $0.090 per share for the second quarter of 2023 and $0.180 per share for the six months ended June 30, 2022, a 20.0% increase, compared to $0.075 per share and $0.150 per share for the same periods of 2022.

Second quarter 2023 performance:

●	Second quarter net income was $2.8 million, or $0.14 per share, compared to $5.7 million, or $0.29 per share for the second quarter of 2022;
●	Yield on earning assets (FTE) increased 109 basis points to 4.67% for the second quarter of 2023 from 3.58% for the same quarter of 2022, and improved 22 basis points on a linked-quarter basis from 4.45% for the first quarter of 2023;
●	Cost of funds increased 223 basis points to 2.45% from 0.22% comparing the second quarters of 2023 and 2022, and increased 30 basis points on a linked-quarter basis from 2.15% for the first quarter of 2023;
●	Net interest margin (FTE) contracted 67 basis points to 2.75% for the second quarter of 2023, compared to 3.42% for the same period of 2022, and contracted 3 basis points on a linked-quarter basis from 2.78% for the first quarter of 2023;
●	Efficiency ratio was 68.11% for the second quarter of 2023 compared to 53.35% for the second quarter of 2022.

Summary financial position at June 30, 2023 as compared to December 31, 2022:

●	Total assets increased $116.3 million, or 6.7%, to $1.862 billion at June 30, 2023 from $1.746 billion at December 31, 2022;
●	Net loans and leases increased $77.6 million, or 7.0%, to $1.188 billion at June 30, 2023 from $1.110 billion at December 31, 2022;
●	Total deposits increased $55.4 million, or 3.9% to $1.476 billion at June 30, 2023 from $1.421 billion at December 31, 2022;
●	Non-performing loans as a percentage of total loans were 0.31% at June 30, 2023 and 0.25% at December 31, 2022;
●	The Bank was well capitalized with total risk-based capital and leverage ratios of 12.97% and 8.98%, respectively, at June 30, 2023, and 13.10% and 8.77%, respectively, at December 31, 2022.

"FNCB's second quarter earnings continued to be impacted by margin compression brought on by the challenging rate environment and increased competition for deposits in our market area," commented FNCB President and CEO, Gerard A. Champi. "Management is actively engaged in managing interest rate risk, controlling funding costs and non-interest expense. On a positive note, we are beginning to see our margins stabilize, while our asset quality and liquidity positions remain strong," concluded Champi.

Summary Results

Net interest income on a tax-equivalent basis decreased $2.0 million, or 14.4%, to $11.9 million for the three months ended June 30, 2023, from $13.9 million for the comparable period of 2022, which resulted from an increase in interest expense, partially offset by an increase in tax-equivalent interest income. The increase in both interest expense and tax-equivalent interest income were largely due to changes in market rates stemming from the ten FOMC rate increases beginning March 17, 2022 through June 30, 2023.  FNCB's tax-equivalent net interest margin compressed 67 basis points to 2.75% for the second quarter of 2023 from 3.42% for the same quarter of 2022. Additionally, the net interest spread declined 114 basis points to 2.22% for the three months ended June 30, 2023, from 3.36% for the same three months of 2022. The reduction in margin and spread largely reflected the rapid increase in funding costs that outpaced the increase in yield on average earning assets. However, on a linked-quarter basis, margins have appeared to stabilize. The tax-equivalent net interest margin declined only 3 basis points from 2.78% for the first quarter of 2023. Interest expense increased $7.6 million, to $8.3 million for the second quarter of 2023 from $0.7 million for the same quarter of 2022. The increase was largely caused by higher deposit and borrowing costs, coupled with greater reliance on higher-costing wholesale funding. FNCB's average deposit costs increased 195 basis points to 2.08% for the second quarter of 2023 compared to 0.13% for the same quarter of 2022. Average borrowed funds, specifically advances through the FHLB of Pittsburgh and the Federal Reserve Bank's Bank Term Funding Program, increased $62.9 million to $176.8 million from $113.9 million comparing the three months ended June 30, 2023, and 2022, respectively. Moreover, the average cost of borrowed funds increased 379 basis points to 4.89% for the second quarter of 2023 from 1.10% for the same quarter of 2022.  Average interest-bearing deposits increased $77.3 million, or 7.0%, to $1.179 billion from $1.102 billion, comparing the second quarters of 2023 and 2022, respectively. However, FNCB experienced some deposit migration from non-maturity deposits and non-interest-bearing deposits into time deposits, as customers have become increasingly rate-sensitive. Average interest-bearing demand deposits decreased $112.9 million, or 14.2%, to $683.9 million for the second quarter of 2023 compared to $796.8 million for the same quarter of 2022, while average savings deposits decreased $6.6 million to $137.3 million from $143.9 million comparing the three months ended June 30, 2023 and 2022, respectively.  Additionally, non-interest-bearing demand deposits decreased $35.4 million, or 11.1%, to $284.1 million for the second quarter of 2023 from $319.5 million for the respective quarter of 2022. Conversely, average time deposits increased $196.8 million, or 122.1%, to $358.1 million for the three months ended June 30, 2023, from $161.3 million for the same three months of 2022, which reflected special certificate of deposit rate promotions offered during the first quarter of 2023. Tax-equivalent interest income increased $5.6 million, or 38.8%, to $20.2 million from $14.6 million comparing the second quarter of 2023 and 2022, respectively, which largely reflected higher earning-asset yields, coupled with an increase in average earning-asset volumes. The tax-equivalent yield on average earning assets increased 109 basis points to 4.67% for the three months ended June 30, 2023, from 3.58% for the same three months of 2022. Specifically, the tax-equivalent yield on the loan portfolio increased 122 basis points to 5.42% for the second quarter of 2023 from 4.20% for the same quarter of 2022. In addition, the tax-equivalent yield on the investment portfolio increased 56 basis points to 2.98% for the second quarter of 2023 from 2.42% for the same quarter of 2022. Regarding asset volumes, total average earning assets increased $106.5 million, or 6.6%, to $1.731 billion for the three months ended June 30, 2023, from $1.625 billion for the same three months of 2022. Specifically, average total loans and leases increased $110.2 million, or 10.3%, to $1.178 billion for the second quarter of 2023 from $1.067 billion for the same quarter of 2022, which was largely due to strong organic loan demand concentrated in commercial equipment financing. Conversely, total securities averaged $533.1 million for the second quarter of 2023, a decrease of $19.8 million, or 3.6%, from $552.9 million for the second quarter of 2022, as proceeds from sales and repayments of securities were redirected into higher-yielding loan products.

On a year-to-date basis, tax equivalent net interest income decreased $3.2 million, or 11.8%, to $23.7 million for the six months ended June 30, 2023, from $26.9 million for the comparable period of 2022. Similar to the quarterly period, the decrease in tax-equivalent net interest income for the year-to-date period, reflected an increase in interest expense of $14.3 million, to $15.4 million, compared to $1.1 million for the same period of 2022.  Partially offsetting this was an $11.1 million, or 39.8%, increase in tax-equivalent interest income to $39.1 million for the six months ended June 30, 2023 from $28.0 million for the six months ended June 30, 2022. Tax equivalent yield on average earning assets increased 104 basis points, to 4.56% for the first half of 2023, from 3.52% for the same period in 2022. In addition, total average earning assets increased to $1.717 billion for the six months ended June 30, 2023, from $1.592 billion, for the same period of 2022, representing an increase of $125.3 million, or 7.9%. Similar to the quarterly period, this was primarily due to an increase in average total loans and leases that increased $123.3 million, or 11.9%, to $1.157 billion for the six months ended June 30, 2023, from $1.034 billion for the same comparable period of 2022.

For the three months ended June 30, 2023, non-interest income decreased $709 thousand, or 42.8%, to $948 thousand from $1.6 million for the three months ended June 30, 2022. The reduction in non-interest revenue was largely due to unrealized net losses recognized on equity securities, coupled with a decrease in the net gains on the sale of mortgage loans held for sale. Continued stock volatility in the financial service sector during the first half of 2023 resulted in net unrealized losses of $1.0 million on holdings of equity securities, for the three months ended June 30, 2023, compared to $82 thousand in losses on equity securities recorded for the same quarter of 2022. Equity securities are comprised primarily of common and preferred stock of other financial institutions. There were no net gains on the sale of mortgage loans held for sale in the second quarter of 2023, compared to $32 thousand recognized for the three months ended June 30, 2022. These reductions were slightly offset by net gains on the sale of available-for-sale debt securities of $90 thousand for the three months ended June 30, 2023, an increase of $125 thousand compared to a $35 thousand loss on the sale of available-for-sale securities in the second quarter of 2022. Wealth management service revenue generated by 1st Investment Services increased $130 thousand, or 113.0%, to $245 thousand, compared to $115 thousand for the same three-month period of 2022, which resulted primarily from the purchase of Chiaro Investment Services, LLC at the end of the third quarter of 2022. For the six months ended June 30, 2023, non-interest income decreased $828 thousand, or 24.0%, to $2.6 million, compared to $3.4 million for the same period of 2022. FNCB recorded a net loss on equity securities of $1.5 million for the six months ended June 30, 2023, compared to a net loss of $207 thousand recorded for the same six months of 2022.  Partially offsetting the increase in loss recognized on equity securities was a net gain on the sale of available-for-sale debt securities of $252 thousand during the six months ended June 30, 2023, an increase of $287 thousand compared to a net loss on the sale of available-for-sale debt securities of $35 thousand for the same period of 2022. In addition, wealth management services and deposit service charges increased $247 thousand, or 104.7%, and $72 thousand, or 3.4%, respectively, comparing the six months ended June 30, 2023 and 2022.

Non-interest expense decreased $130 thousand, or 1.6%, to $8.1 million for the three months ended June 30, 2023, from $8.2 million for the three months ended June 30, 2022, which primarily reflected a credit for unfunded commitments of $225 thousand for the second quarter of 2023, compared to a provision of $75 thousand, for the respective quarter of 2022, coupled with decreases in bank shares tax, equipment expenses, data processing and advertising expenses. These expense reductions were partially offset by increases in occupancy expenses, regulatory assessments and other operating expenses.  For the second quarter of 2023, occupancy expenses, increased $103 thousand, or 23.0%, compared to the second quarter of 2022, while regulatory assessments and other operating expenses increased $312 thousand and $216 thousand, respectively, in comparing the three months ended June 30, 2023, and 2022. The increase in occupancy expense reflected higher utility costs, while the increase in regulatory assessments was due to higher FDIC insurance rates. Contributing to the increase in other operating expenses were loan-related costs associated with a no closing cost home equity line of credit promotion.  For the six months ended June 30, 2023, non-interest expense increased $247 thousand, or 1.5%, to $17.0 million compared to $16.8 million for the same period of 2022, primarily due to increases in salaries and employee benefits, regulatory assessments, occupancy expense and other operating expenses. Salaries and employee benefits increased $747 thousand, or 8.1%, to $9.9 million for the six months ended June 30, 2023, from $9.2 million for the same period of 2022, which primarily reflected higher full-time salaries and benefits associated with staff additions, in addition to increases in starting salaries and salary ranges, to stay competitive in attracting and retaining qualified staff. For the six months ended June 30, 2023, regulatory assessments increased $104 thousand, or 24.6%, compared to the same six-month period of 2022, while occupancy and other operating expenses increased $76 thousand, or 7.6%, and $452 thousand, or 31.8%, respectively, comparing the six months ended June 30, 2023, and 2022.The increase in other operating expenses, was largely due to increases in correspondent bank charges and servicing costs associated with purchased loan pools, coupled with costs associated with the home equity line of credit promotion. Similar to the quarterly period, these increases were slightly offset by decreases in the provision for unfunded commitments, bank shares tax, equipment and data processing expenses. Year-to-date, FNCB recorded a credit for unfunded commitments of $494 thousand, compared to a provision of $123 thousand for the six months ended June 2022.

Asset Quality

Total non-performing loans slightly increased $0.9 million, or 32.3%, to $3.8 million, representing 0.31% of total loans and leases, at June 30, 2023, from $2.8 million, or 0.25% of total loans and leases, at December 31, 2022. Year-over-year, non-performing loans increased $1.0 million, or 35.3%, from $2.8 million, or 0.26% of total loans, at June 30, 2022. FNCB’s loan delinquency rate (total delinquent loans as a percentage of total loans) slightly increased to 0.50% at June 30, 2023, compared to 0.45% at December 31, 2022, and 0.39% at June 30, 2022. FNCB recorded a provision for credit losses of $799 thousand for the second quarter of 2023 compared to a provision of $62 thousand for the same quarter of 2022. For the six months ended June 30, 2023, the provision for credit losses totaled $1.8 million, compared to $0.8 million provision for credit losses, for the same six-month period of 2022. The increases in the quarter and the year-to-date periods, were primarily attributable to increases in loan and lease volumes. The allowance for credit losses was $12.9 million, or 1.07% of total loans and leases, at June 30, 2023, which included a $2.6 million adjustment to the ACL on loans, related to the adoption of CECL. At December 31, 2022, allowance for loan and lease losses was $14.2 million, or 1.26% of total loans and leases.

Financial Condition

Total assets increased $116.3 million, or 6.7%, to $1.862 billion at June 30, 2023, from $1.746 billion at December 31, 2022. The change in total assets primarily reflected increases in loans and leases, net of the ACL, and cash and cash equivalents, partially offset by decreases in available-for-sale debt securities as security repayments were re-directed to fund loan originations. Loans and leases, net of the ACL, increased $77.6 million, or 7.0%, to $1.188 billion at June 30, 2023, from $1.110 billion at December 31, 2022. Increases were experienced across the commercial and industrial loans, construction, land and acquisition and development and state and political subdivision loans, which primarily reflected commercial equipment financing originations. Cash and cash equivalents increased $63.1 million, or 150.5%, to $105.0 million at June 30, 2023, from $41.9 million at December 31, 2022, while available-for-sale debt securities decreased $23.2 million, or 4.9%, to $452.9 million at June 30, 2023, from $476.1 million at December 31, 2022. Total deposits increased $55.4 million, or 3.9%, to $1.476 billion at June 30, 2023, from $1.421 billion at December 31, 2022. FNCB continued to utilize and secure liquidity through the brokered deposit market. Additionally, FNCB continued to experience migration from non-maturity deposits, non-interest-bearing and interest-bearing demand and savings deposits, into time deposits and increased utilization of brokered deposits. Total non-maturity deposits decreased $143.2 million, or 11.3%, to $1.120 billion at June 30, 2023 from $1.263 billion at December 31, 2022. Total time deposits increased $198.6 million, or 125.8%, to $356.5 million at the end of the second quarter of 2023 from $157.9 million at December 31, 2022. Included in time deposits at June 30, 2023 were brokered deposits of $126.2 million, an increase of $102.3 million from $23.9 million at December 31, 2022. Total borrowed funds increased $59.6 million to $242.0 million at June 30, 2023, from $182.4 million at December 31, 2022, which was due to additional advances through the FHLB of Pittsburgh and the Federal Reserve Discount Window Bank Term Funding Program.

Total shareholders’ equity increased $5.1 million, or 4.3%, to $124.0 million at June 30, 2023, from $118.9 million at December 31, 2022. The increase in capital was primarily due to net income for the six months ended June 30, 2023 of $5.5 million. Also impacting capital was market value appreciation of FNCB's available-for-sale debt securities, net of deferred taxes, which was the primary cause of a $1.8 million reduction in the accumulated other comprehensive loss to $46.2 million at June 30, 2023, compared to an accumulated other comprehensive loss of $48.0 million at December 31, 2022.  Partially offsetting these capital increases were $3.5 million in dividends declared and paid for the six months ended June 30, 2023. Tangible book value was $6.28 per share at June 30, 2023, compared to $6.04 per share at December 31, 2022. FNCB Bank was considered well capitalized with total risk-based capital and Tier 1 leverage ratios of 12.97% and 8.98%, respectively, at June 30, and 13.10% and 8.77%, respectively, at December 31, 2022.

Availability of Filings

Copies of FNCB’s most recent Annual Report on Form 10-K and Quarterly Reports on form 10-Q will be provided upon request from: Shareholder Relations, FNCB Bancorp, Inc., 102 East Drinker Street, Dunmore, PA 18512 or by calling (570) 348-6419. FNCB’s SEC filings including its Annual Report on Form 10-K and Quarterly Reports on Form 10-Q are also available free of charge on the Investor Relations page of FNCB’s website, www.fncb.com, and on the SEC website at: http://www.sec.gov/edgar/searchedgar/companysearch.html

About FNCB Bancorp, Inc.:

FNCB Bancorp, Inc. is the bank holding company of FNCB Bank. Locally-based for over 113 years, FNCB Bank continues as a premier community bank in Northeastern Pennsylvania – offering a full suite of personal, small business and commercial banking solutions with industry-leading mobile, online and in-branch products and services. FNCB currently operates through 16 community offices located in Lackawanna, Luzerne and Wayne Counties and remains dedicated to making its customers’ banking experience simply better. For more information about FNCB, visit www.fncb.com.

INVESTOR CONTACT:

James M. Bone, Jr., CPA

Executive Vice President and Chief Financial Officer

FNCB Bank

(570) 348-6419

james.bone@fncb.com

FNCB may from time to time make written or oral “forward-looking statements,” including statements contained in our filings with the Securities and Exchange Commission (“SEC”), in our reports to shareholders, and in our other communications, which are made in good faith by us pursuant to the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995.

These forward-looking statements include statements with respect to FNCB’s beliefs, plans, objectives, goals, expectations, anticipations, estimates and intentions, including statements with respect to new product offerings, that are subject to significant risks and uncertainties, and are subject to change based on various factors (some of which are beyond our control). The words “may,” “could,” “should,” “will,” “would,” “believe,” “anticipate,” “estimate,” “expect,” “intend,” “plan,” “project,” “future” and similar expressions are intended to identify forward-looking statements. The following factors, among others, could cause FNCB’s financial performance to differ materially from the plans, objectives, expectations, estimates and intentions expressed in such forward-looking statements: government intervention in the U.S. financial system including the effects of recent legislative, tax, accounting and regulatory actions and reforms; political instability; the ability of FNCB to manage credit risk; weakness in the economic environment, in general, and within FNCB’s market area; the deterioration of one or a few of the commercial real estate loans with relatively large balances contained in FNCB’s loan portfolio; greater risk of loan defaults and losses from concentration of loans held by FNCB, including those to insiders and related parties; if FNCB’s portfolio of loans to small and mid-sized community-based businesses increases its credit risk; if FNCB’s allowance for credit losses ("ACL") is not sufficient to absorb actual losses or if increases to the ACL were required; FNCB is subject to interest-rate risk and any changes in interest rates could negatively impact net interest income or the fair value of FNCB's financial assets; if management concludes that the decline in value of any of FNCB’s investment securities is caused by a credit-related event could result in FNCB recording an impairment loss; if FNCB’s risk management framework is ineffective in mitigating risks or losses to FNCB; if FNCB is unable to successfully compete with others for business; a loss of depositor confidence resulting from changes in either FNCB’s financial condition or in the general banking industry; if FNCB is unable to retain or grow its core deposit base; inability or insufficient dividends from its subsidiary, FNCB Bank; if FNCB loses access to wholesale funding sources; interruptions or security breaches of FNCB’s information systems; any systems failures or interruptions in information technology and telecommunications systems of third parties on which FNCB depends; security breaches; if FNCB’s information technology is unable to keep pace with growth or industry developments or if technological developments result in higher costs or less advantageous pricing; the loss of management and other key personnel; dependence on the use of data and modeling in both its management’s decision-making generally and in meeting regulatory expectations in particular; additional risk arising from new lines of business, products, product enhancements or services offered by FNCB; inaccuracy of appraisals and other valuation techniques FNCB uses in evaluating and monitoring loans secured by real property and other real estate owned; unsoundness of other financial institutions; damage to FNCB’s reputation; defending litigation and other actions; dependence on the accuracy and completeness of information about customers and counterparties; risks arising from future expansion or acquisition activity; environmental risks and associated costs on its foreclosed real estate assets; any remediation ordered, or adverse actions taken, by federal and state regulators, including requiring FNCB  to act as a source of financial and managerial strength for the FNCB Bank in times of stress;  costs arising from extensive government regulation, supervision and possible regulatory enforcement actions; new or changed legislation or regulation and regulatory initiatives; noncompliance and enforcement action with the Bank Secrecy Act and other anti-money laundering statutes and regulations; failure to comply with numerous "fair and responsible banking" laws; any violation of laws regarding privacy, information security and protection of personal information or another incident involving personal, confidential or proprietary information of individuals; any rulemaking changes implemented by the Consumer Financial Protection Bureau; inability to attract and retain its highest performing employees due to potential limitations on incentive compensation contained in proposed federal agency rulemaking; any future increases in FNCB Bank’s FDIC deposit insurance premiums and assessments; and the success of FNCB at managing the risks involved in the foregoing and other risks and uncertainties, including those detailed in FNCB’s filings with the SEC.

FNCB cautions that the foregoing list of important factors is not all inclusive. Readers are also cautioned not to place undue reliance on any forward-looking statements, which reflect management’s analysis only as of the date of this report, even if subsequently made available by FNCB on its website or otherwise. FNCB does not undertake to update any forward-looking statement, whether written or oral, that may be made from time to time by or on behalf of FNCB to reflect events or circumstances occurring after the date of this press release. Readers should carefully review the risk factors described in the Annual Report and other documents that FNCB periodically files with the SEC, including its Form 10-K for the year ended December 31, 2022 and Form 10-K for the quarter ended March 31, 2023.

FNCB Bancorp, Inc.
Selected Financial Data

	Jun 30,	Mar 31,	Dec 31,	Sept 30,	Jun 30,
	2023	2023	2022	2022	2022
Per share data:
Net income (fully diluted)	$0.14	$0.14	$0.24	$0.28	$0.29
Cash dividends declared	$0.090	$0.090	$0.090	$0.090	$0.075
Book value	$6.28	$6.43	$6.04	$5.67	$6.38
Tangible book value	$6.28	$6.43	$6.04	$5.67	$6.38
Market value:
High	$6.82	$9.00	$8.70	$8.65	$10.02
Low	$5.45	$6.09	$7.34	$7.49	$7.36
Close	$5.97	$6.20	$8.21	$7.51	$8.00
Common shares outstanding	19,750,092	19,683,873	19,681,644	19,680,474	19,675,557

Selected ratios:
Annualized return on average assets	0.63%	0.62%	1.13%	1.26%	1.37%
Annualized return on average shareholders' equity	8.89%	8.84%	17.40%	16.95%	17.57%
Efficiency ratio	68.11%	67.69%	59.37%	54.88%	53.35%
Tier I leverage ratio (FNCB Bank)	8.98%	8.96%	8.77%	9.38%	9.32%
Total risk-based capital to risk-adjusted assets (FNCB Bank)	12.97%	12.97%	13.10%	14.16%	13.90%
Average shareholders' equity to average total assets	7.07%	6.96%	6.50%	7.44%	7.80%
Yield on earning assets (FTE)	4.67%	4.45%	4.23%	3.87%	3.58%
Cost of funds	2.45%	2.15%	1.19%	0.59%	0.22%
Net interest spread (FTE)	2.22%	2.30%	3.04%	3.28%	3.36%
Net interest margin (FTE)	2.75%	2.78%	3.32%	3.43%	3.42%
Total delinquent loans/total loans	0.50%	0.40%	0.44%	0.43%	0.39%
Allowance for credit losses/total loans	1.07%	1.06%	1.26%	1.24%	1.23%
Non-performing loans/total loans	0.31%	0.23%	0.25%	0.25%	0.26%
Annualized net charge-offs (recoveries)/average loans	0.07%	0.09%	0.09%	0.03%	(0.07%)

FNCB Bancorp, Inc.
Year-to-Date Consolidated Statements of Income

	Six Months Ended
	June 30,
(in thousands, except share data)	2023	2022
Interest income
Interest and fees on loans and leases	$30,418	$21,202
Interest and dividends on securities:
Taxable	6,141	4,792
Tax-exempt	1,131	1,270
Dividends	496	190
Total interest and dividends on securities	7,768	6,252
Interest on interest-bearing deposits in other banks	429	15
Total interest income	38,615	27,469
Interest expense
Interest on deposits	10,522	670
Interest on borrowed funds
Federal Reserve Discount Window advances	92	-
Federal Home Loan Bank of Pittsburgh advances	4,447	273
Junior subordinated debentures	340	121
Total interest on borrowed funds	4,879	394
Total interest expense	15,401	1,064
Net interest income before provision for credit losses	23,214	26,405
Provision for credit losses	1,774	821
Net interest income after provision for credit losses	21,440	25,584
Non-interest income
Deposit service charges	2,187	2,115
Net gain (loss) on the sale of available-for-sale debt securities	252	(35)
Net loss on equity securities	(1,540)	(207)
Net gain on the sale of mortgage loans held for sale	1	32
Loan-related fees	171	107
Income from bank-owned life insurance	402	342
Merchant services revenue	318	371
Wealth management services revenue	483	236
Other	345	486
Total non-interest income	2,619	3,447
Non-interest expense
Salaries and employee benefits	9,924	9,177
Occupancy expense	1,071	995
Equipment expense	504	640
Advertising expense	397	359
Data processing expense	1,950	2,072
Regulatory assessments	525	421
Bank shares tax	412	716
Professional fees	516	540
(Credit) provision for unfunded commitments	(494)	123
Other operating expenses	2,218	1,733
Total non-interest expense	17,023	16,776
Income before income taxes	7,036	12,255
Income tax expense	1,568	2,164
Net income	$5,468	$10,091

Income per share
Basic	$0.28	$0.51
Diluted	$0.28	$0.51

Cash dividends declared per common share	$0.180	$0.150
Weighted average number of shares outstanding:
Basic	19,698,837	19,805,485
Diluted	19,703,089	19,832,405

FNCB Bancorp, Inc.
Quarter-to-Date Consolidated Statements of Income

	Three Months Ended
	Jun 30,	Mar 31,	Dec 31,	Sept 30,	Jun 30,
(in thousands, except share data)	2023	2023	2022	2022	2022
Interest income
Interest and fees on loans and leases	$15,853	$14,565	$13,721	$12,270	$11,100
Interest and dividends on securities
Taxable	3,064	3,077	2,856	2,633	2,402
Tax-exempt	544	587	701	691	658
Dividends	223	273	196	163	112
Total interest and dividends on securities	3,831	3,937	3,753	3,487	3,172
Interest on interest-bearing deposits in other banks	252	177	57	19	8
Total interest income	19,936	18,679	17,531	15,776	14,280
Interest expense
Interest on deposits	6,145	4,377	2,299	1,001	346
Interest on borrowed funds
Federal Reserve Bank Discount Window advances	92	-	3	-	-
Federal Home Loan Bank of Pittsburgh advances	1,896	2,551	1,392	736	242
Junior subordinated debentures	174	166	138	99	70
Total interest on borrowed funds	2,162	2,717	1,533	835	312
Total interest expense	8,307	7,094	3,832	1,836	658
Net interest income before provision for credit losses	11,629	11,585	13,699	13,940	13,622
Provision for credit losses	799	975	628	513	62
Net interest income after provision for credit losses	10,830	10,610	13,071	13,427	13,560
Non-interest income
Deposit service charges	1,123	1,064	1,167	1,133	1,065
Net gain (loss) on the sale of available-for-sale debt securities	90	162	(188)	-	(35)
Net (loss) gain on equity securities	(1,032)	(508)	87	86	(82)
Net gain on the sale of mortgage loans held for sale	-	1	82	91	32
Loan-related fees	52	119	82	54	50
Income from bank-owned life insurance	205	197	168	200	197
Bank-owned life insurance settlement	-	-	273	-	-
Merchant services revenue	157	161	168	173	172
Wealth management services revenue	245	238	218	109	115
Other	108	237	336	295	143
Total non-interest income	948	1,671	2,393	2,141	1,657
Non-interest expense
Salaries and employee benefits	4,529	5,395	5,525	4,581	4,519
Occupancy expense	550	521	581	517	447
Equipment expense	232	272	341	314	316
Advertising expense	188	209	240	202	227
Data processing expense	952	998	981	974	1,009
Regulatory assessments	312	213	160	230	196
Bank shares tax	263	149	(176)	375	375
Professional fees	214	302	436	297	213
(Credit) provision for unfunded commitments	(225)	(269)	(95)	338	75
Other operating expenses	1,087	1,131	1,673	1,204	855
Total non-interest expense	8,102	8,921	9,666	9,032	8,232
Income before income taxes	3,676	3,360	5,798	6,536	6,985
Income tax expense	871	697	879	1,101	1,247
Net income	$2,805	$2,663	$4,919	$5,435	$5,738

Income per share
Basic	$0.14	$0.14	$0.25	$0.28	$0.29
Diluted	$0.14	$0.14	$0.24	$0.28	$0.29

Cash dividends declared per common share	$0.090	$0.090	$0.090	$0.090	$0.075
Weighted average number of shares outstanding:
Basic	19,715,136	19,682,357	19,681,437	19,687,766	19,677,109
Diluted	19,715,136	19,690,859	19,690,676	19,697,047	19,694,125

FNCB Bancorp, Inc.
Consolidated Balance Sheets

	Jun 30,	Mar 31,	Dec 31,	Sept 30,	Jun 30,
(in thousands)	2023	2023	2022	2022	2022
Assets
Cash and cash equivalents:
Cash and due from banks	$32,893	$20,418	$26,588	$29,231	$23,355
Interest-bearing deposits in other banks	72,107	49,153	15,328	4,896	4,037
Total cash and cash equivalents	105,000	69,571	41,916	34,127	27,392
Available-for-sale debt securities	452,877	473,119	476,091	472,451	495,604
Equity securities, at fair value	6,337	7,369	7,717	5,496	5,307
Restricted stock, at cost	9,325	8,482	8,545	4,838	5,787
Loans held for sale	-	-	60	248	667
Loans and leases, net of deferred loan fees and costs and unearned income	1,200,595	1,163,789	1,124,317	1,111,230	1,088,748
Allowance for credit losses	(12,873)	(12,279)	(14,193)	(13,819)	(13,381)
Net loans and leases	1,187,722	1,151,510	1,110,124	1,097,411	1,075,367
Bank premises and equipment, net	15,028	15,316	15,616	15,526	15,619
Accrued interest receivable	6,329	6,143	5,957	5,629	5,103
Bank-owned life insurance	36,901	36,696	36,499	37,036	36,836
Other assets	42,353	41,275	43,005	31,754	25,403
Total assets	$1,861,872	$1,809,481	$1,745,530	$1,704,516	$1,693,085

Liabilities
Deposits:
Demand (non-interest-bearing)	$285,674	$281,114	$305,850	$320,879	$317,725
Interest-bearing	1,190,390	1,182,192	1,114,797	1,181,747	1,109,219
Total deposits	1,476,064	1,463,306	1,420,647	1,502,626	1,426,944
Borrowed funds	242,022	196,648	182,360	76,010	128,360
Accrued interest payable	1,089	848	171	101	85
Other liabilities	18,638	22,185	23,403	14,187	12,184
Total liabilities	1,737,813	1,682,987	1,626,581	1,592,924	1,567,573

Shareholders' equity
Preferred stock	-	-	-	-	-
Common stock	24,687	24,604	24,602	24,600	24,594
Additional paid-in capital	77,757	77,636	77,502	77,381	77,233
Retained earnings	67,851	66,834	64,873	61,737	58,085
Accumulated other comprehensive income	(46,236)	(42,580)	(48,028)	(52,126)	(34,400)
Total shareholders' equity	124,059	126,494	118,949	111,592	125,512
Total liabilities and shareholders’ equity	$1,861,872	$1,809,481	$1,745,530	$1,704,516	$1,693,085

FNCB Bancorp, Inc.
Summary Tax-equivalent Net Interest Income

	Three Months Ended
	Jun 30,	Mar 31,	Dec 31,	Sept 30,	Jun 30,
(dollars in thousands)	2023	2023	2022	2022	2022
Interest income
Loans and leases:
Loans and leases - taxable	$15,411	$14,145	$13,328	$11,870	$10,743
Loans and leases - tax-free	559	532	498	506	452
Total loans	15,970	14,677	13,826	12,376	11,195
Securities:
Securities, taxable	3,287	3,350	3,052	2,796	2,514
Securities, tax-free	689	743	888	875	833
Total interest and dividends on securities	3,976	4,093	3,940	3,671	3,347
Interest-bearing deposits in other banks	252	177	57	19	8
Total interest income	20,198	18,947	17,823	16,066	14,550
Interest expense
Deposits	6,145	4,377	2,299	1,001	346
Borrowed funds	2,162	2,717	1,533	835	312
Total interest expense	8,307	7,094	3,832	1,836	658
Net interest income	$11,891	$11,853	$13,991	$14,230	$13,892

Average balances
Earning assets:
Loans and leases:
Loans and leases - taxable	$1,122,385	$1,082,830	$1,069,260	$1,045,474	$1,013,899
Loans and leases - tax-free	55,142	54,045	56,064	57,099	53,471
Total loans	1,177,527	1,136,875	1,125,324	1,102,573	1,067,370
Securities:
Securities, taxable	438,157	449,351	439,998	438,339	442,998
Securities, tax-free	94,964	99,836	114,128	113,629	109,948
Total securities	533,121	549,187	554,126	551,968	552,946
Interest-bearing deposits in other banks	20,620	17,068	6,185	4,634	4,488
Total interest-earning assets	1,731,268	1,703,130	1,685,635	1,659,175	1,624,804
Non-earning assets	57,463	51,930	39,355	51,847	55,303
Total assets	$1,788,731	$1,755,060	$1,724,990	$1,711,022	$1,680,107
Interest-bearing liabilities:
Deposits	$1,179,288	$1,096,758	$1,138,817	$1,118,909	$1,101,947
Borrowed funds	176,838	223,694	144,995	130,481	113,932
Total interest-bearing liabilities	1,356,126	1,320,452	1,283,812	1,249,390	1,215,879
Demand deposits	284,053	287,975	309,372	318,656	319,505
Other liabilities	22,030	24,487	19,659	15,742	13,730
Shareholders' equity	126,522	122,146	112,147	127,234	130,993
Total liabilities and shareholders' equity	$1,788,731	$1,755,060	$1,724,990	$1,711,022	$1,680,107

Yield/Cost
Earning assets:
Loans and leases:
Interest and fees on loans and leases - taxable	5.49%	5.23%	4.99%	4.54%	4.24%
Interest and fees on loans and leases - tax-free	4.05%	3.94%	3.56%	3.54%	3.38%
Total loans	5.42%	5.16%	4.91%	4.49%	4.20%
Securities:
Securities, taxable	3.00%	2.98%	2.77%	2.55%	2.27%
Securities, tax-free	2.90%	2.98%	3.11%	3.08%	3.03%
Total securities	2.98%	2.98%	2.84%	2.66%	2.42%
Interest-bearing deposits in other banks	4.89%	4.15%	3.69%	1.64%	0.71%
Total earning assets	4.67%	4.45%	4.23%	3.87%	3.58%
Interest-bearing liabilities:
Interest on deposits	2.08%	1.60%	0.81%	0.36%	0.13%
Interest on borrowed funds	4.89%	4.86%	4.23%	2.56%	1.10%
Total interest-bearing liabilities	2.45%	2.15%	1.19%	0.59%	0.22%
Net interest spread	2.22%	2.30%	3.04%	3.28%	3.36%
Net interest margin	2.75%	2.78%	3.32%	3.43%	3.42%

FNCB Bancorp, Inc.
Asset Quality Data

	Jun 30,	Mar 31,	Dec 31,	Sept 30,	Jun 30,
(in thousands)	2023	2023	2022	2022	2022
At period end
Non-accrual loans and leases	$3,711	$2,601	$2,763	$2,654	$2,764
Loans past due 90 days or more and still accruing	49	52	78	74	14
Total non-performing loans and leases	3,760	2,653	2,841	2,728	2,778
Other real estate owned (OREO)	-	-	-	228	228
Other non-performing assets	1,647	1,773	1,773	1,773	1,773
Total non-performing assets	$5,407	$4,426	$4,614	$4,729	$4,779

For the three months ended
Allowance for credit losses
Beginning balance, prior to adoption of ASU 2016-13	$12,279	$14,193	$13,819	$13,381	$13,129
Impact of ASU 2016-13	-	(2,636)	-	-	-
Loans and leases charged-off	553	776	497	411	303
Recoveries of charged-off loans and leases	348	523	243	336	493
Net charge-offs (recoveries)	205	253	254	75	(190)
Provision for credit losses	799	975	628	513	62
Ending balance	$12,873	$12,279	$14,193	$13,819	$13,381